UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2018

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement

On August 17, 2018, Hines Global Income Trust, Inc. (“Hines Global” or “the Company”), through a wholly-owned subsidiary of its operating partnership, entered into a Purchase and Sale Agreement with Grayco Lui Museum Investment 2006 LP and Grayco Lui Museum Investment II LP, (collectively, the “Sellers”) to purchase Venue Museum District and an adjacent land parcel. Venue Museum District is a residential/living community located in Houston, Texas consisting of 224 units that are presently 89% leased. The Sellers are not affiliated with Hines Global or its affiliates.

The net contract sales price for Venue Museum District and the adjacent land parcel is expected to be approximately $72.9 million, exclusive of transaction costs and closing prorations. Hines Global expects to fund the acquisition using proceeds from its public offerings, a secured mortgage from a third-party and its credit facility with Hines Interests Limited Partnership. Hines Global expects the closing of this sale to occur in September 2018, subject to a number of closing conditions. Hines Global funded a $1.5 million earnest money deposit on August 21, 2018. There is no guarantee that this sale will be consummated nor that third-party financing will be obtained and Hines Global’s deposit may not be refunded in such event.

Statements in this Current Report on Form 8-K, including but not limited to intentions, beliefs, expectations or projections relating to the potential purchase of the property described herein and funding sources for the same described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing conditions may not be satisfied and other risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by its other filings with the SEC. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

August 23, 2018	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer